Exhibit 99.1

2 North Riverside Plaza, Suite 1250 • Chicago IL 60606 • 800-458-2235 • www.freightcaramerica.com

For Release: March 22, 2012	Contact: Joe McNeely (800) 458-2235

FreightCar America, Inc. Receives Expected NASDAQ Notification

Chicago, IL, March 22, 2012 – FreightCar America, Inc. (NASDAQ: RAIL) announced today that, due to the delayed filing of its annual report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”), the Company has received, as expected, a notification letter from the Nasdaq Stock Market (“Nasdaq”) stating that the Company is no longer in compliance with Nasdaq Marketplace Rule 5250(c)(1), which requires timely filing of SEC periodic reports. The Nasdaq letter was issued in accordance with standard Nasdaq procedures.

On March 16, 2012, the Company filed a Form 12b-25 with the SEC stating that it is experiencing a delay in its final review of its financial statements for the year ended December 31, 2011 and related disclosures to be included in the Form 10-K. As a result of this delay, the Company was unable to file the Form 10-K with the SEC on or before March 15, 2012, the prescribed due date. The Company expects to file its Form 10-K as soon as practicable but is not yet able to determine whether it will be able to file the Form 10-K within the 15-day time period permitted by Rule 12b-25.

FreightCar has until May 21, 2012 to submit to Nasdaq a plan to regain compliance with the Nasdaq listing rules. The Company intends to submit a plan to regain compliance within this 60-day period. If Nasdaq accepts FreightCar’s plan, FreightCar will have up to 180 calendar days from the filing’s due date, or until September 11, 2012, to regain compliance. If Nasdaq does not accept FreightCar’s plan, FreightCar will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

About FreightCar America, Inc.

FreightCar America, Inc. manufactures railroad freight cars, supplies railcar parts, leases freight cars through its JAIX Leasing Company subsidiary, and provides railcar maintenance, repairs and management through its FreightCar Rail Services, LLC subsidiary. FreightCar America designs and builds coal cars, bulk commodity cars, flat cars, mill gondola cars, intermodal cars, coil steel cars and motor vehicle carriers. It is headquartered in Chicago, Illinois and has facilities in the following locations: Clinton, Indiana, Danville, Illinois, Lakewood, Colorado, Grand Island, Nebraska, Hastings, Nebraska, Johnstown, Pennsylvania, and Roanoke, Virginia. More information about FreightCar America is available on its website at www.freightcaramerica.com.

Forward Looking Statements

This press release contains statements that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include the statement that the Company intends to submit to Nasdaq within the 60-day period a plan to regain compliance and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things, the outcome and results of the Company’s review, the risk that the final conclusion of the review could result in a determination that the effect of the issues under review is materially greater or lesser than the Company currently believes to be the case, the risk that these matters could adversely affect the Company’s ability to make filings with the Securities and Exchange Commission and submit a compliance plan to Nasdaq on the schedule currently projected, additional issues that may arise in connection with the ongoing review, risks of damage to the Company’s business and reputation arising from these matters, potential claims or proceedings relating to such matters, including stockholder, employee and customer litigation and/or claims and action by the SEC and/or other governmental agencies, and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

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